UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2007 (November 6, 2007)

THE NASDAQ STOCK MARKET, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-32651

(Commission File Number)

52-1165937

(I.R.S. Employer Identification No.)

One Liberty Plaza

New York, New York

(Address of Principal Executive Offices)

10006

(Zip Code)

Registrant’s telephone number including area code: (212) 401-8700

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 6, 2007, The Nasdaq Stock Market, Inc. (“Nasdaq”), Philadelphia Stock Exchange, Inc. (“PHLX”), Pinnacle Merger Corporation (“Merger Sub”), a wholly-owned subsidiary of Nasdaq, and Citadel Derivatives Group LLC, as representative of PHLX’s stockholders (the “Stockholder Representative”), entered into a definitive agreement and plan of merger (the “Merger Agreement”) pursuant to which Nasdaq will acquire all outstanding shares of PHLX common stock for an aggregate cash purchase price of $652 million subject to certain adjustments for working capital at closing. The Merger Agreement provides for Merger Sub to merge (the “Merger”) with and into PHLX. As a result of the Merger, PHLX will become a wholly-owned subsidiary of Nasdaq. Completion of the Merger is subject to customary closing conditions, including approval by PHLX’s shareholders and regulatory filings and approvals.

Subject to certain exceptions and the termination provisions discussed below, PHLX has agreed that it will not, among other things (i) solicit, initiate, encourage, induce or facilitate an alternative acquisition proposal for itself, (ii) furnish information regarding itself to a third party or (iii) engage in any discussions or negotiations with any third party with respect to, or execute or enter into any agreement relating to, an alternative acquisition proposal, unless, in the case of clauses (ii) and (iii), a party receives a bona fide unsolicited written alternative acquisition proposal and (a) PHLX and its representatives have not violated any of the non-solicitation provisions in the Merger Agreement, (b) PHLX’s board (after consultation with its financial advisors and outside legal counsel) determines in good faith that such proposal is or is reasonably likely to result in a superior proposal to the transactions contemplated by the Merger Agreement and (c) PHLX’s board determines in good faith, (after consultation with its outside legal counsel), that a failure to take such action would result in a breach of PHLX’s board’s fiduciary obligations.

PHLX’s board’s recommendation of the Merger may only be withdrawn or modified if (i) PHLX has complied in all material respects with the non-solicitation provisions in the Merger Agreement and a superior proposal to the Merger is made and (ii) PHLX’s board (after consultation with its financial advisors and outside legal counsel) determines in good faith that such proposal is or is reasonably likely to result in a superior proposal to the transactions contemplated by the Merger Agreement and (c) PHLX’s board determines, after consultation with its outside legal counsel, that the failure to take such action would result in a breach of the PHLX board’s fiduciary obligations. Before withdrawing or amending the board’s recommendation, however, PHLX must notify Nasdaq of the superior proposal and Nasdaq will have 5 business days in which to negotiate with PHLX regarding terms of the Merger and at the end of such period, the PHLX board may only withdraw or amend its recommendation if the third party proposal is still superior to that made by Nasdaq after further negotiation.

In addition, under the Merger Agreement, PHLX has agreed to use its reasonable best efforts to obtain the requisite approval of the Merger and the Merger Agreement by written consent of its stockholders on the 20th day after the filing of this Current Report on Form 8-K (the “Written Consent”). In connection with the Merger, Nasdaq has entered into certain voting agreements, described under Section 8.1 of this Current Report on Form 8-K, to provide for the approval of approximately 77% of the outstanding Class B shares of PHLX entitled to vote on the Merger.

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The Merger Agreement (i) may be terminated by written consent of both Nasdaq and PHLX, (ii) may be terminated by either PHLX or Nasdaq if the Merger is not consummated by July 31, 2008 or if stockholder approval is not obtained and (iii) may be terminated by either PHLX or Nasdaq if a final and unappealable court order has been entered enjoining the Merger (and the terminating party is not in breach of the Agreement). In addition, PHLX may terminate the Merger Agreement if Nasdaq materially breaches (and fails to cure) its representations, warranties and covenants under the Merger Agreement or if the PHLX board has accepted a superior proposal in compliance with the terms of the Merger Agreement and pays Nasdaq a termination fee of $22,820,000. Nasdaq may terminate the Merger Agreement if PHLX materially breaches (and fails to cure) its representations, warranties and covenants under the Merger Agreement or if the PHLX board has withdrawn or failed to reaffirm its recommendation (with respect to the Merger). In the event of termination of the Merger Agreement, under certain circumstances PHLX may be liable for a termination fee of $22,820,000 or payment of Nasdaq’s fees and expenses as provided in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8–K and is incorporated by reference into this Item 1.01.

Item 7.01.	Regulation FD Disclosure

On November 7, 2007, Nasdaq issued a press release regarding the entry by the parties into the Merger Agreement. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth under “Item 7.01 Regulation FD Disclosure” is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of Nasdaq’s filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In connection with the Merger, the six largest institutional stockholders of PHLX, which, together, own approximately 77% of the voting shares of PHLX, have entered into voting agreements with Nasdaq (the “Voting Agreements”), pursuant to which each stockholder has agreed to (i) vote all of its PHLX securities in favor of the adoption of the Merger Agreement and (ii) vote all of its PHLX securities against any and all actions that would be reasonably likely to delay, prevent or frustrate the transactions contemplated by the Merger Agreement. On the 20th calendar day following the date of filing of this Current Report on Form 8-K each such stockholder has agreed to irrevocably execute and deliver to the PHLX its respective counterpart of the Written Consent of the stockholders of PHLX adopting the Merger Agreement. Each such stockholder has also granted Nasdaq an irrevocable proxy to deliver such votes and written consents called for in the Voting Agreement.

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Each Voting Agreement will automatically terminate under certain circumstances, including if the Merger Agreement is terminated or if the Merger is consummated. The Voting Agreements include certain restrictions on the transfer and encumbrance by the stockholders of their PHLX securities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of November 6, 2007
99.1	Press release, dated November 7, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel

Dated: November 7, 2007

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